United States Oil Fund, LP

Monthly Account Statement

For the Month Ended September 30, 2013

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$18,731,350
Unrealized Gain (Loss) on Market Value of Futures	(49,718,350)
Dividend Income	8,209
Interest Income	13,856
ETF Transaction Fees	22,000
Total Income (Loss)	$(30,942,935)

Expenses
General Partner Management Fees	$316,470
Brokerage Commissions	82,936
Tax Reporting Fees	42,600
SEC & FINRA Registration Expense	37,654
Audit Fees	13,151
NYMEX License Fee	10,549
Non-interested Directors' Fees and Expenses	8,737
Prepaid Insurance Expense	6,947
Legal Fees	1,443
Total Expenses	$520,487
Net Income (Loss)	$(31,463,422)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 9/1/13	$892,178,280
Additions (11,500,000 Units)	433,389,433
Withdrawals (13,500,000 Units)	(512,601,903)
Net Income (Loss)	(31,463,422)

Net Asset Value End of Month	$781,502,388
Net Asset Value Per Unit (21,200,000 Units)	$36.86

To the Limited Partners of United States Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended September 30, 2013 is accurate and complete.

/s/ Howard Mah

Howard Mah

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612